SECURITIES AND EXCHANGE COMMISSIONUNITED
STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 13, 2006

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other	001-12298	(IRS Employer
jurisdiction of incorporation)	(Commission File Number)	Identification No.)

                        121 West Forsyth Street, Suite 200                                                                                                   32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                           (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2006, we reduced our interest in the joint venture that purchased the CalPERs/First Washington portfolio by selling a 10.05% interest to our joint venture partner, an affiliate of Macquarie CountryWide Trust. Our total interest in the joint venture, which we own through our operating partnership, Regency Centers, L.P., is now 24.95% (including a 0.05% indirect interest we own in the venture’s managing member). This percentage interest is consistent with our 25% interest in our other joint ventures with Macquarie affiliates. The cash price was the same as if we had initially made a 24.95% investment in the joint venture from its inception in 2005 and reflects a total purchase price of $270 million for our entire interest. The revised ownership interests are effective as of January 1, 2006.

A copy of the Purchase Agreement, including the related amendment to the operating agreement for the venture, will be filed as an exhibit to our next applicable periodic report or registration statement.

Item 9.01 Financial Statements and Exhibits

D.     Exhibits:

*10.1	Purchase Agreement and Amendment to Amended and Restated Limited Liability Company Agreement relating to Macquarie CountryWide-Regency II, LLC dated January 13, 2006

_________________

* To be filed as an exhibit to Regency’s next applicable periodic report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)
Date: January 20, 2006
By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer